INDEPENDENT AUDITORS' CONSENT



CMA North Carolina Municipal Money Fund of


CMA Multi-State Municipal Series Trust:



We consent to the use in Post-Effective Amendment No. 8 to Registration Statement No. 33-38780 of our report dated May 2, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



/s/ Deloitte & Touche LLP


Princeton, New Jersey


July 17, 1997